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                                                                  EXHIBIT 23(d)


                           CONSENT OF PETE A. KLISARES


         In reference to the Registration Statement on Form S-1 and the related Prospectus of MPW Industrial Services Group, Inc. (File No. 333-36887), I hereby consent to the reference to me under the caption "MANAGEMENT -- Directors and Executive Officers" of such Registration Statement and confirm that I have agreed to join the Board of Directors of MPW Industrial Services Group, Inc. upon the consummation of the offering contemplated by such Registration Statement.


                                        /s/ Pete A. Klisares
                                        ------------------------------------
                                        Pete A. Klisares


Columbus, Ohio
November 7, 1997